Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130310) of DealerTrack Holdings, Inc. of our report dated March 29, 2006 relating to the financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the references to us under the heading “Selected Financial Data” (Item 6) in the Form 10-K.
PricewaterhouseCoopers LLP
Melville, New York
March 29, 2006